Exhibit 10.1b

October 1, 2002

Lorne B. Warren
Box 662
Smithers, British Columbia
Canada V0J 2N0

Dear Sir:

Re:  Amending Letter Agreement to
Property Purchase Agreement dated April 11, 2002

WHEREAS the parties entered into a Property Purchase Agreement dated April 11, 2002 (the "Property Purchase Agreement") and the parties desire to amend the Property Purchase Agreement;

NOW THEREFORE IN CONSIDERATION of the premises and other good and valuable consideration, the parties hereby agree to amend the Property Purchase Agreement as follows:

1.      The date of "December 31, 2003" in paragraph 7 of the Property Purchase Agreement is deleted and replaced with "December 31, 2005".

2.      The following sentence is inserted after paragraph 7 of the Property Purchase Agreement:

"The Purchaser may extend up to a maximum of two (2) additional years to the expiration date of December 31, 2005 (the "Expiry Date") and agrees to pay the Vendor US$2,000 per year (the "Extension Payments") commencing on December 31, 2003 and ending on December 31, 2006 for the right to extend the Expiry Date."

3.      The following sentence is inserted after paragraph 4 of the Property Purchase Agreement:

"The Purchaser may deduct all the Extension Payments from the Net Smelter Return Royalty payments, which are payable to the Vendor."

To acknowledge your agreement to the foregoing, please execute and return copies of this counterpart to our office as soon as possible.

Yours very truly,

Barnabus Enterprises Ltd. Per:/s/"Victoria Chen'' Victoria Chen, President	WITNESSED THIS 3RD DAY OF OCTOBER, 2002: /s/"John Mirko" Signature of North Vancouver, BC

Accepted and agreed to this 3rd day of October, 2002.

/s/"Lorne B. Warren" Lorne B. Warren